UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2007
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)
000-26824

(Commission File Number)
68-0370244

(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In connection with the appointment of Mr. Carl Muscari to the Board of Directors (the “Board”) of Tegal Corporation (the “Company”) as an outside independent director (see Item 5.02 below), Mr. Muscari became eligible to receive the following in accordance with the Company’s policies for outside directors:

•	Board Compensation. Mr. Muscari will receive an annual retainer of $15,000, prorated and effective with the current fiscal quarter.

•
Director Option Grants. In accordance with the provisions of the Tegal Corporation 2007 Incentive Plan (the “Plan”), the Company granted to Mr. Muscari an option to purchase 8,333 shares of the Company’s common stock, with a per share exercise price of $4.63 (which was the closing sales price of the Company’s common stock on November 20, 2007, as reported on the Nasdaq Stock Market).  The stock option will vest on a monthly basis with full vesting occurring on the date of the Company’s next annual stockholder meeting in 2008.

In addition, on November 20, 2007, the Board awarded restricted stock units (RSUs) to the each of the Company’s other outside directors in the following amounts:

Name	Amount of RSUs
Ed Dohring	10,799
Jeff Krause	10,799
Duane Wadsworth	10,799

The RSUs were granted under the Plan and shall vest as follows:  25% on December 18, 2007, 25% on March 18, 2008, 25% on June 18, 2008 and 25% on September 18, 2008.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 20, 2007, the Board, by unanimous written consent, appointed Carl Muscari to the Board of Directors.  Mr. Muscari was appointed to fill a vacancy on the now five-member Board.  It has not yet been determined which committees of the Board upon which Mr. Muscari will serve.

Mr. Muscari, 56, is currently the Chief Executive Officer of MSRC Co., a leading independent distributor of computer and electronics components based in Brentwood, NH.  During his four-year tenure at MSRC, Mr. Muscari has been credited with the turn-around and modernization of this privately-held company.  From 1999 until 2003, Mr. Muscari served as Chairman and CEO of Video Network Communications, Inc., based in Portsmouth, NH.  Prior to VNCI, Mr. Muscari was President of Acuity Imaging, Inc., a machine vision company, and President  & CEO of Exos, Inc. a private company with force-feedback controls technology incorporated into home video, arcades and PCs, which was sold to Microsoft in 1996.  He was Executive Vice President and Chief Operating Officer of Madison Cable Corp., a high volume manufacturer of electronic cable for the computer industry, and the Vice President and General Manager of the Seals Division of Ferrofluidics Corp., a major supplier to the semiconductor, disk drive and aerospace industries.  Mr. Muscari began his career at Westinghouse Corporation, where he was a thermal-hydraulic engineer and a production manager for Sun Chemical Corporation. In late 2004, more than one year after his departure from VNCI, Mr. Muscari declined, on the advice of his counsel, to give testimony before the House Committee on Energy and Commerce, based on his Fifth Amendment rights.  Mr. Muscari did cooperate with, and provide evidence to, federal prosecutors in connection with the investigation of activities of other VNCI employees.  No charges were ever brought against Mr. Muscari in connection with his service at VNCI.  Mr. Muscari holds a BS Mechanical Engineering degree from Cornell University, an MS Engineering degree from the Massachusetts Institute of Technology and an MBA from the Harvard University Graduate School of Business.

The Company issued a press release announcing the election of Mr. Muscari to the Board, a copy of which is attached to this Report as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Number	Exhibit
99.1	Press Release dated November 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2007	TEGAL CORPORATION
	By:	/s/ Christine Hergenrother
	Name: Title:	Christine Hergenrother Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated November 27, 2007.